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                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES

Registrant - National Service Industries, Inc.

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                                                                                State or Other
                                                                                Jurisdiction
                                                                                of Incorporation
Subsidiary                                         Principal Location           or Organization
Lithonia Lighting Mexico, S.A. de C.V.             Monterrey, Nuevo Leon        Mexico
Lithonia Lighting Servicios, S.A. de C.V.          Monterrey, Nuevo Leon        Mexico
National Service Industries, Inc.                  Atlanta, Georgia             Georgia
North Bros., Inc.                                  Atlanta, Georgia             Delaware

NSI Enterprises, Inc. which owns the stock of-     Atlanta, Georgia             Georgia
        CORISMA Group, Inc.                        Atlanta, Georgia             Georgia
        Keplime B.V.                               Bergen op Zoom, Holland      Netherlands

NSI Holdings, Inc.                                 Montreal,Quebec,Canada       Canada
NSI Insurance (Bermuda) Ltd.                       Hamilton, Bermuda            Bermuda
NSI Leasing, Inc.                                  Atlanta, Georgia             Delaware
Productos Lithonia Lighting de Mexico,S.A.de C.V.  Monterrey, Nuevo Leon        Mexico
Selig Company of Puerto Rico, Inc.                 Atlanta, Georgia             Puerto Rico

ZEP Europe B.V. which owns the stock of-           Bergen op Zoom, Holland      Netherlands
        ZEP FRANCE                                 Nogent-le-Roi, France        France
        Zep Industries S.A.                        Nogent-le-Roi, France        France
        Resolve S.A.                               Nogent-le-Roi, France        France
        Research Development Industries S.A.       Nogent-le-Roi, France        France
        Chemical Continental Industries  S.A.R.L   Nogent-le-Roi, France        France
        Zep Italia S.r.l.                          Aprilia, Italy               Italy
        ZEP Belgium S.A.                           Brussels, Belgium            Belgium
        Zep S.A.                                   Bern, Switzerland            Switzerland
        Graham International B.V.                  Bergen op Zoom, Holland      Netherlands
        Kem Europa B.V.                            Bergen op Zoom, Holland      Netherlands
        Zep Manufacturing B.V.                     Bergen op Zoom, Holland      Netherlands
        Chemical Specialties B.V.                  Bergen op Zoom, Holland      Netherlands

Zep Manufacturing Company                          Santa Clara, California      Delaware

The consolidated financial statements include the accounts of all subsidiaries.
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